UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2021

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38546	33-1051425
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3222 Phoenixville Pike, Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 640-4202

(Former name or former address, if changed since last report.) Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name on each exchange on which registered
Common Stock ($0.01 par value)	STIM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2021, Neuronetics, Inc. (the “Company”) entered into an exclusive, five-year Master Sales Agreement (the “Commercial Agreement”) with Check Five LLC d/b/a Success TMS (“Success TMS”). In connection with the Commercial Agreement, the Company agreed to loan Success TMS the principal amount of $10 million for a period of five years pursuant to a secured promissory note (the “Note”). The Note will bear interest at a floating rate equal to the prime rate plus 6% per annum. The Note includes an interest-only period through October 1, 2022, after which time Success TMS will be required to make monthly payments of principal and interest, provided that the interest-only period will be extended to October 1, 2023 upon satisfaction of certain conditions. Under the terms of the Note, the Company has received a first priority security interest in substantially all of the assets of Success TMS. Success TMS has also granted the Company an observer seat on the Board of Managers of Success TMS. In the Note, Success TMS has made certain representations and warranties and is required to comply with certain customary affirmative and negative covenants during the term of the Note. The Note contains events of default, including, without limitation: (i) failure to make payment pursuant to the terms of the Note; (ii) violation of covenants; (iii) breach of any representation or warranty; (iv) breach or default under the Commercial Agreement; (v) material adverse changes to Success TMS’s business; (vi) any impairment of the Company’s security interest in collateral; (vii) attachment or levy on Success TMS’s assets or judicial restraint on its business; (viii) commencement of insolvency proceedings; (ix) material cross-defaults; (x) significant judgments, orders or awards for payment against Success TMS; (xi) a change of control of Success TMS; and (xii) the invalidity or unenforceability of the Note or the Commercial Agreement. The owner of Success TMS, 6214 Riverwalk LLC, has provided a limited guarantee and pledge of its equity in Success TMS in connection with the Note.

The foregoing summary description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Secured Promissory Note dated September 29, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain portions of the Secured Promissory Note have been omitted to preserve the confidentiality of such information. The Company will furnish copies of any such information to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEURONETICS, INC.
(Registrant)

Date: October 5, 2021	By:	/s/ Stephen Furlong
	Name:	Stephen Furlong
	Title:	SVP, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)